UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ominee #12 O Nominee #13 1. Election of Class I Directors. 2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2017. 3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof. important notice regarding the availability of Proxy materials for the annual meeting of Stockholders of modeL n, inC. to Be held on: February 17, 2017 at 11:30 a.m. Pacific time at 1600 Seaport Boulevard, Suite 400, Pacific Shores Center - Building 6, redwood City, California 94063 this communication presents only an overview of the more complete proxy materials that are available to you on the internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery, please make the request as instructed below before February 6, 2017. Please visit http://www.amstock.com/proxyservices/Viewmaterial.asp?Conumber=18179 where the following materials are available for view: Notice of Annual Meeting of Stockholders Proxy Statement Form of Electronic Proxy Card Annual Report on Form 10-K to oBtain teLePhone: 888-Proxy-na (888-776-9962) or 718-921-8562 (for international callers) ProXY materiaLS: e-maiL: info@amstock.com weBSite: http://www.amstock.com/proxyservices/requestmaterials.asp to Vote: onLine: To access your online proxy card, please visit www.voteproxy.com and follow the on screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. in PerSon: You may vote your shares in person by attending the Annual Meeting. teLePhone: To vote by telephone, please visit http://www.amstock.com/proxyservices/Viewmaterial.asp?Conumber=18179 to view the materials and to obtain the toll free number to call. You may vote by telephone until 11:59 p.m Eastern Time the day before the meeting date. maiL: You may request a card by following the instructions above. ComPanY nUmBer aCCoUnt nUmBer ControL nUmBer John Smith 1234 main Street aPt. 203 new York, nY 10038 Please note that you cannot use this notice to vote by mail.